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                                                                   EXHIBIT 99.02

                                [FRONT OF PROXY]

                               FORM OF PROXY CARD
                   FOR HOLDERS OF SHARES OF ARVIN COMMON STOCK

                             ARVIN INDUSTRIES, INC.

                      -------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE SPECIAL MEETING TO BE HELD ON JULY [ ], 2000

      The undersigned hereby appoints V. William Hunt and Ronald R. Snyder, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, for and on behalf of the undersigned to vote all of the shares of ARVIN INDUSTRIES, INC. registered in the name of the undersigned, or with respect to which the undersigned may be entitled to vote, at the Special Meeting of Shareholders to be held at One Noblitt Plaza, Columbus, Indiana 47202-3000, on July [ ], 2000 at 9:00 a.m., local time, and at any adjournment or postponements thereof, upon the matters set forth on the reverse side hereof.

     If the undersigned is a participant in an Arvin Savings Plan, then this card also provides voting instructions to the trustee of that plan to vote at the Special Meeting, and any adjournments or postponements thereof, all of the shares of ARVIN INDUSTRIES, INC. held in the undersigned's plan account as specified upon the matters indicated on the reverse side of this proxy card and in its discretion upon such other matters as may properly come before the meeting. If the undersigned is a participant in a Savings Plan and does not instruct the trustee, then the trustee will vote the undersigned's plan account shares in proportion to the votes of the other participants in that plan. In addition, the trustee will vote unallocated shares in the plan in direct proportion to voting by allocated shares for which instructions have been received. The trustee will act as provided above as long as it is consistent with applicable law.

     If the undersigned is a participant in the Arvin Dividend Reinvestment Plan, then this card also serves as an instruction to vote the shares held for your account under the plan in the manner indicated on the reverse of this proxy. If the undersigned is a participant in the Arvin Dividend Reinvestment Plan and does not provide instructions, the shares held in the undersigned's account in the Dividend Reinvestment Plan will not be voted.


           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN U.S.A.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



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                               [REVERSE OF PROXY]

                             ARVIN INDUSTRIES, INC.
                      -------------------------------------

                  PLEASE MARK VOTE IN OVAL USING DARK INK ONLY

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

This proxy, as properly executed, will be voted in the manner directed herein by the shareholder(s). If no direction is given, this proxy will be voted "FOR" Items 1 and 2.


1. Approve and adopt the Agreement and Plan of Reorganization, dated as of April 6, 2000 (the "merger agreement"), by and among Meritor Automotive, Inc., a Delaware corporation, ArvinMeritor, Inc., an Indiana corporation and a wholly-owned subsidiary of Meritor and Arvin, and the mergers contemplated thereby.

     For    Withhold    Abstain
     /__/     /__/       /__/

2. To transact any other business as may properly come before the Arvin special meeting or any adjournments or postponements thereof.


Dated: ______________, 2000

Signature(s)_____________________________________


The shareholder's signature above should correspond with the name of the shareholder as it appears here. A proxy executed by a corporation should be signed in its name by a duly authorized officer. If the proxy is to be signed by an attorney, executor, administrator, trustee, guardian or in any other representative capacity, the title of the person signing should be given in full. When shares are held by joint tenants, both should sign.

 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
               ENVELOPE UNLESS YOU VOTE BY TELEPHONE OR INTERNET.
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                              FOLD AND DETACH HERE


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                             ARVIN INDUSTRIES, INC.

[CONTROL NUMBER]

Arvin Industries, Inc. encourages you to vote your shares electronically either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card when voting your shares electronically. The Control Number that appears in the box above, must be used in order to vote by telephone or via the Internet.

You can vote by telephone or via the Internet 24-hours a day, seven days a week [up until the day prior to the meeting.]

To Vote by Telephone:

1.    Using a touch-tone phone call Toll-free: [___]
      From outside the United States, call direct: [___]

2. Enter the Control Number located above.

3. Follow the recorded instructions.


To Vote by Internet:

1.   Log onto the Internet and type: [http://www.__________.com]

2. Enter the information requested on your computer screen, including your Control Number located above.

3.   Follow the voting instructions on the screen.

Note: If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible.

                        THANK YOU FOR VOTING YOUR SHARES
                             YOUR VOTE IS IMPORTANT!

Do Not Return this Proxy Card if you are Voting by Telephone or the Internet.